UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2016 (December 15, 2016)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As described in Item 5.07 below, Mark Stolper (in addition to Dilip Singh) was not re-elected as a director of On Track Innovations Ltd. (the “Company”) at the Company’s 2016 Annual General Meeting of Shareholders (the “2016 Annual Meeting”). As a result of the fact that Mr. Stolper, who was a member of the Audit Committee, was not re-elected as a director, the Company is currently not in compliance with Listing Rule 5605(c)(2)(A) of the NASDAQ Stock Market LLC (“NASDAQ”), which requires that the Company’s Audit Committee be comprised of at least three independent board members.

Consistent with NASDAQ Listing Rule 5605(c)(4)(B), the Company has a cure period in order to regain compliance with Listing Rule 5605(c)(2)(A) until the earlier of the Company’s next Annual General Meeting of Shareholders or December 15, 2017. The Company intends to appoint a new independent director to the Audit Committee to fill the vacancy created by Mr. Stolper not being re-elected as a director, and the Company expects to comply with NASDAQ’s Audit Committee composition requirements within the specified cure period. The Company notified NASDAQ of its noncompliance with the listing rule described above on December 16, 2016, which notification also specified the Company’s reliance on the cure period specified in NASDAQ Listing Rule 5605(c)(4)(B).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Amended and Restated Compensation Policy for Office Holders

On December 15, 2016, the Company held its 2016 Annual Meeting. At the 2016 Annual Meeting, the Company’s shareholders approved the Company's Amended and Restated Executive Officers Compensation Policy (the “Amended Plan”).

The Company’s officers and directors are among the persons eligible to receive compensation awards under the Amended Plan in accordance with the terms and conditions thereunder. A detailed summary of the Amended Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A for the 2016 Annual Meeting filed with the Securities and Exchange Commission on October 26, 2016 (the “Proxy Statement”) under the caption “Proposal No. 2 – Adoption of the Amended and Restated Compensation Policy for Company’s Officer Holders,” which summary is incorporated herein by reference.

That detailed summary of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan a copy of which is attached as Exhibit A2 to the Proxy Statement and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As disclosed above, the Company held its 2016 Annual Meeting on December 15, 2016. The final voting results are set forth below. Shareholders voted on the following proposals:

Proposal No. 1 — Election of Directors.

The votes cast with respect to the following directors of the Company to hold office until the next general meeting of shareholders following three years from the election were as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
Dilip Singh	3,486,411	6,262,133	21,274	20,600,864

Mark Stolper	3,489,536	6,260,358	19,824	20,600,864

Shlomi Cohen	8,595,578	636,396	537,744	20,600,864

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Proposal No. 2 — Adoption of the Amended and Restated Compensation Policy for Company’s Officer Holders.

The shareholders approved the Amended Plan as described in the Proxy Statement. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
7,689,193	1,977,070	103,455	20,600,864

Included in such majority is a majority of the Ordinary Shares of shareholders who are non-controlling shareholders nor having a personal interest in the said resolution.

Proposal No. 3 — Advisory Vote on the Compensation of the Company’s Named Executive Officers.

The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers listed in the Summary Compensation Table appearing in the Proxy Statement pursuant to Item 402 of Regulation S-K. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
8,561,269	1,131,929	76,520	20,600,864

Included in such majority is a majority of the Ordinary Shares of shareholders who are non-controlling shareholders nor having a personal interest in the said resolution.

Proposal No. 4 — Appointment of Auditors.

The shareholders approved the appointment of Somekh Chaikin, a member of KPMG International, as the Company's independent registered public accounting firm until the 2017 annual meeting of shareholders, and the authorization of the Board, upon the recommendation of the Company's Audit Committee, to determine their remuneration in accordance with the volume and nature of their services. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
29,295,277	976,120	99,185	-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: December 21, 2016	By:	/s/ Shlomi Cohen
	Name:	Shlomi Cohen
	Title:	Chief Executive Officer

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